Exhibit 31.2

CERTIFICATIONS

I, Peter Oppenheimer, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Apple Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2009

	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and
Chief Financial Officer